                                                                     EXHIBIT 4.8
                                                                     -----------

                                                                         ANNEX H

                           FORM OF WARRANT AGREEMENT

________________________________________________________________________________

                               WARRANT AGREEMENT

                                      OF

                             POSITRON CORPORATION

                              DATED JULY 10, 1996

________________________________________________________________________________

     AGREEMENT, dated this 10th day of July, 1996, between POSITRON CORPORATION, a Texas corporation (the "Company"), and BROOKS INDUSTRIES PROFIT SHARING PLAN, as the initial Registered Holder.

                             W I T N E S S E T H:

     WHEREAS, this Agreement is being entered into in connection with (i) the private offering of 25,000 shares of the Company's Series B 8% Cumulative Convertible Redeemable Preferred Stock, $1.00 par value per share (the "Preferred Stock"), and 100,000 redeemable warrants (the "Warrants") to purchase shares of the Common Stock.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, and the Warrant Holder, the parties hereto agree as follows:

     SECTION 1.     Definitions.  As used herein, the following terms shall have
                    -----------
the following meanings, unless the context shall otherwise require:

          (a) "Accredited Investor Certificate" shall mean the accredited investor certificate substantially in the form attached hereto as Exhibit A.

          (b) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage.

          (c) "Conversion Date" shall mean the date the shareholders of the Company have approved an amendment to the Company's Articles of Incorporation which increases the amount of authorized shares of Common Stock by at least 2,500,000 shares.

          (d) "Corporate Office" shall mean the office of the Company at which at any particular time its principal business shall be administered, which office is located on the date hereof at 16350 Park Ten Place, Houston, Texas 77084.

          (e) "Exercise Date" shall mean, as to any Warrant, the date on which the Company shall have received (i) the Warrant Certificate representing such Warrant, with the exercise from thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, (ii) a completed and executed Accredited Investor Certificate, and (iii) payment in cash or by check made payable to the Company, of the amount in lawful money of the United States of America equal to the applicable Purchase Price in good funds.

          (f)       "Initial Warrant Exercise Date" shall mean the Conversion
Date.

          (g) "Purchase Price" shall mean, subject to modification and adjustment as provided in Section 8, $2.00 and further subject to the Company's right, in its sole discretion, to decrease the Purchase Price for a period of not less than 30 days on not less than 30 days' prior written notice to the Registered Holders.

          (h) "Registered Holder" shall mean the person in whose name any certificate representing the Warrants shall be registered on the books maintained by the Company pursuant to Section 6. The initial Registered Holder of the Warrants is DHB Capital Group.

          (i) "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

          (j) "Warrant Certificate" shall mean a certificate representing each of the Warrants substantially in the form annexed hereto as Exhibit B.

          (k) "Warrant Expiration Date" shall mean 5:00 p.m. (Houston time), on the third anniversary of the Conversion Date, or, if such date shall, in the State of Texas, be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (Houston time) on the next following day which in the State of Texas is not a holiday or a day on which banks are authorized to close, subject to the Company's right, prior to the Warrant Expiration Date, in its sole discretion, to extend such Warrant Expiration Date on five business days prior written notice to the Registered Holders.

     SECTION 2.  Warrants and Issuance of Warrant Certificates.
                 ---------------------------------------------

          (a) Subject to modification and adjustment as provided in Section 8, one Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant, upon exercise thereof, to purchase one share of Common Stock at a per share price equal to the Purchase Price from the Initial Warrant Exercise Date until the Warrant Expiration Date. Each Warrant shall be exercisable in whole but not in part.

          (b) Upon execution of this Agreement, Warrant Certificates representing 100,000 Warrants to purchase up to an aggregate of 100,000 shares of Common Stock (subject to modification and adjustment as provided in Section
8) shall be executed by the Company and delivered to the initial Registered Holder.

          (c) From time to time, up to the Warrant Expiration Date, as the case may be, the Company shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates issued upon any transfer or exchange of Warrants, (ii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7, and
(iii) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 8 hereof.

     SECTION 3.  Form and Execution of Warrant Certificates.
                 ------------------------------------------

          (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit B (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage, including without limitation legends to evidence that the Warrants have not registered under federal and state securities laws and may not be transferred unless registered or exempt from registration thereunder. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates).

          (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or any Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal.

     SECTION 4.  Exercise.
                 --------

          (a) Warrants in denominations of one or whole number multiples thereof may be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with (i) payment in cash or by check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price has been received in good funds by the Company, and (ii) a completed and executed Accredited Investor Certificate. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. As soon a practicable on or after the Exercise Date and in any event within five business days after such date, if one or more Warrants have been exercised, the Company shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise. Each certificate for shares of Common Stock shall bear legends to evidence that such shares have not been registered under federal or state securities laws and may not be transferred unless registered or exempt from registration thereunder.

          (b) The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests. Any fraction equal to or greater than one-half shall be rounded upon to the next full share or Warrant, as the case may be, any fraction less than one-half shall be eliminated.

     SECTION 5.  Reservation of Shares; Payment of Taxes, etc.
                 --------------------------------------------

          (a) From and after the Conversion Date, the Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof.

          (b) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

     SECTION 6.  Exchange and Registration of Transfer.
                 -------------------------------------

          (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part, subject to compliance with applicable securities laws. Warrant Certificates to be so exchanged shall be surrendered to the Company at its Corporate Office, and the Company shall execute and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

          (b) The Company shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, subject to compliance with applicable securities laws, the Company shall execute and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

          (c) With respect to any Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder thereof or his attorney duly authorized in writing.

          (d) No service charge shall be made for any exchange or registration of transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          (e) All Warrant Certificates surrendered for exercise or for exchange shall be promptly canceled by the Company.

          (f) Prior to due presentment for registration or transfer thereof, the Company may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

     SECTION 7.  Loss or Mutilation.  Upon receipt by the Company of evidence
                 ------------------
satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of, any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     SECTION 8.  Adjustment of Purchase Price and Number of Shares of Common
                 -----------------------------------------------------------
Stock Deliverable.
-----------------

          (a)    (i)    Except as hereinafter provided, in the event the
Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock for a consideration per share less than the Purchase Price or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of
(a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Purchase Price in effect immediately prior to such Change of Shares and (b) the consideration, if any, received by the Company upon such sale, issuance, subdivision or combination, by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Purchase Price be
           --------  -------
adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.

     For the purposes of any adjustment to be made in accordance with this
Section 8(a), the following provisions shall be applicable:

                 (A) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price, if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

                 (B) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company on the basis of a record of values of similar property or services.

                 (C) Shares of Common Stock issuable by way of dividend or distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or distribution and shall be deemed to have been issued without consideration.

                 (D) The reclassification of securities of the Company other than shares of Common Stock into securities, including shares of Common Stock, shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (B) of this Section 8(a).

                 (E) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

          (ii)   Upon each adjustment of the Purchase Price pursuant to this
Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price.

          (b) In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 8(a) and as provided below) less than the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Purchase Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 8(a) hereof, provided that:

                 (A) The aggregate maximum number of shares of Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full event if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of
          --------  -------
such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (A) (and for the purposes of subsection (E) of Section 8(a) hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights, or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                 (B) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to
                  -------- ---------
convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (B) (and for the purposes of subsection (E) of Section 8 (a) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                (C) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (A) of this Section 8 (b), or in the price per share or ratio at which the securities referred to in subsection (E) of this Section 8(b) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

          (c) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 8(a) and (b). The above provisions of this Section 8(c) shall similarly apply to successive reclassification is and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (d) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2 (e) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as the Purchase Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

          (e)  After each adjustment of the Purchase Price pursuant to this
Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause such certificates to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Company that such notice has been made shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (f) No adjustment of the Purchase Price shall be made as a result of or in connection with (A) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, or Series A 8% Cumulative Convertible Redeemable Preferred Stock that may be issued after the date hereof, (B) the Common Stock issuable upon conversion of the Preferred Stock, (C) the Common Stock issuable upon exercise of the Warrants, (D) the shares of Common Stock issuable upon the exercise of that Certain Warrant to purchase 67,500 shares of Common Stock to be issued to Uro-Tech, Ltd. in connection with the modification of the terms and conditions of its outstanding loan to the Company, (E) the issuance or sale of Common Stock upon the exercise of options granted pursuant to any of the Company's stock option plans in effect as of July 8, 1996, whether or not such options are outstanding as of such date or (F) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $0.10; provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.10. In addition, Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

     SECTION 9.  Modification of Agreement.
                 -------------------------

     The Company may by supplemental agreement make any changes or corrections in this Agreement that it shall deem (i) appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however,
                                                             --------  -------
that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 66-2/3% of the Warrants then outstanding.

     SECTION 10. Notices.
                 -------

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid, or delivered to a telegraph office for transmission if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company; if to the Company at 16350 Park Ten Place, Houston, Texas 77084, Attention: David O. Rodrigue, Chief Financial Officer, or at such other address as may have been furnished to the Registered Holders in writing by the Company.

     SECTION 11.    Governing Law.
                    -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to principles of conflicts of laws.

     SECTION 12.    Binding Effect.
                    --------------

     This Agreement Shall be binding upon and inure to the benefit of the Company and its respective successors and assigns and the holders from time to time of Warrant Certificates or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

     SECTION 13.    Counterparts.
                    ------------

     This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

                                   (Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first date first above written.


POSITRON CORPORATION                       BROOKS INDUSTRIES PROFIT SHARING PLAN


By:___________________________             By:__________________________________
   Name:                                      Name:
   Title:                                     Title:

                                   EXHIBIT A

                        Accredited Investor Certificate
                        -------------------------------

     The undersigned, intending to exercise the Warrants to which this certificate is annexed, hereby certifies to Positron Corporation as indicated below by the undersigned's initials:

1.   ACCREDITED INVESTOR STATUS

     (a)  Individual investors:  (Initial one or more of the following three
          --------------------
statements)

     1. _____ I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

     2. _____ I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the two most recent years and I reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

     3. _____ I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

     (b)  Partnerships, corporations, trusts or other entities:  (Initial one of
          ----------------------------------------------------
the following statements)

     1. The undersigned hereby certifies that it is an accredited investor because it is:

_____     a.   an employee benefit plan whose total assets exceed $5,000,000;

_____     b.   an employee benefit plan whose investment decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act of 1933) or an investment adviser registered as such under the Investment Advisers Acts of 1940;

_____     c.   a self-directed employee benefit plan, including an Individual
Retirement Account, with investment decisions made solely by persons that are accredited investors;

_____     d.   an organization described in Section 501 (c)(3) of the Internal
Revenue Code of 1986, as amended (the "IRC"), not formed for the specific purpose of acquiring the Units with total assets in excess of $5,000,000;

_____     e.   any corporation, partnership or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000; or

_____     f.   a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units.

______ 2.   The undersigned hereby certifies that it is an accredited investor because it is an entity in which each of the equity owners qualifies as an accredited investor under items A (1), (2) or (3) or item B (1) above.

                                                  ______________________________
                                                  Investor Name

                                                  ______________________________
                                                  Address

                                   EXHIBIT B

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
                                                               --------------
ACT") OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE HOLDER FOR PURPOSES OF INVESTMENT IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER SUCH ACTS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

                                                        _______________ WARRANTS

                            WARRANT CERTIFICATE TO
                        PURCHASE SHARES OF COMMON STOCK

                             POSITRON CORPORATION

THIS CERTIFIES THAT, FOR VALUE RECEIVED

                          __________________________

or registered assigns (the "Registered Holder") is the owner of the number of Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock $.01 par value (the "Common Stock"), of Positron Corporation, a Texas corporation (the "Company"), at any time after the Initial Warrant Exercise Date, and the Expiration Date (as such terms are hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of the Company, accompanied by (i) payment of $2.00 per share, subject to adjustment (the "Purchase Price"), in lawful money of United States of America in cash or by check made payable to the Company and
(ii) a completed and executed Accredited Investor Certificate in the form attached hereto as Annex A.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated July ____,
1996, by and between the Company and DHB Capital Group as the initial Registered Holder.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable (a) at the option of the Registered Holder, (b) in whole but not in part and no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel its Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate of Warrant Certificate of like tenor.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentation and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate of Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Prior to due presentment for registration of transfer here, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     The terms Initial Warrant Exercise Date and Expiration Date shall have the meaning set forth in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws).

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or facsimile by a duly authorized officer thereof.

Date:
                                                  POSITRON CORPORATION


                                                  By:___________________________
                                                     Name:
                                                     Title:

                                                                           ANNEX
                                                                      TO FORM OF
                                                             WARRANT CERTIFICATE

                        [FORM OF ELECTION TO PURCHASE]

                   [To be executed upon exercise of Warrant]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares (the "Shares") of the Common Stock, par value $0.10 per share (the "Common Stock"), of Positron Corporation ("Positron") and herewith tenders payment for such Shares to the order of Positron in the amount of $_____________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ______________ whose address is _______________ and that such certificate be delivered to ________________ whose address is _______________. If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of __________________ whose address is _______________ and that such
Warrant Certificate be delivered to ______________.

Signature:_______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant
Certificate.)

Date: ____________________________________________

                                    Annex-I

                                  ASSIGNMENT

     For Value Received, the undersigned registered owner hereby sells, assigns and transfers unto ____________ the rights representing the foregoing Warrant of Positron Corporation, and appoints ______________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.

                    Name of Registered Owner:


                    By:  _______________________________________________________
                    Its: _______________________________________________________

Dated: ___________________

                                    ANNEX A

                        Accredited Investor Certificate

     The undersigned, intending to exercise the Warrants to which this certificate is annexed, hereby certifies to Positron Corporation as indicated below by the undersigned's initials:

1.   ACCREDITED INVESTOR STATUS

     A. Individual investors (Initial one or more of the following three statements):

          1. I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

          2. I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the two most recent years and I reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

          3. I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

     B. Partnerships, corporations, trust or other entities (Initial one of the following statements):

          1. The undersigned hereby certifies that it is an accredited investor because it is:

          a.   an employee benefit plan whose total assets exceed $5,000,000;

          b. an employee benefit plan whose investment decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act of 1933) or an investment adviser registered as such under the Investment Advisers Acts of 1940;

          c. a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

          d. an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "IRC"), not formed for the specific purpose of acquiring the Units with total assets in excess of $5,000,000;

          e. any corporation, partnership or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000; or

          f. a trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Units, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units.

                                   Annex A-1

          2. The undersigned hereby certifies that it is an accredited investor because it is an entity in which each of the equity owners qualifies as an accredited investor under items A (1), (2) or (3) or item B (1) above.


                                                  ______________________________
                                                  Investor Name


                                                  ______________________________
                                                  Address

                                   Annex A-2